Exhibit 99.1

Premiere Global Reports Third Quarter Results: Revenues up 15% to $139.8M; Cash Provided by Operating Activities up 134% to $24.2M; Pro Forma Diluted
                         EPS up 38% to $0.22(a)

                Company Increases 2007 Financial Outlook

    ATLANTA--(BUSINESS WIRE)--Oct. 18, 2007--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand business process improvement solutions, today announced results for the third quarter ended September 30, 2007. Revenues increased 14.5% to $139.8 million in the third quarter of 2007, compared to $122.1 million in the third quarter of 2006. In the third quarter of 2007, operating income totaled $17.4 million, net income totaled $8.8 million and diluted EPS totaled $0.15, compared to $12.2 million, $6.7 million and $0.10, respectively, in the third quarter of 2006. Cash provided by operating activities for the three months ended September 30, 2007 increased 133.9% to $24.2 million, compared to $10.3 million for the comparable prior year period.

    Pro Forma Earnings

    In the third quarter of 2007, excluding equity-based compensation of $2.6 million and amortization of $4.1 million, pro forma diluted EPS totaled $0.22.(a)

    "We built on the momentum in our business during the third quarter, as our PGi Communications Operating System continued to gain traction with our customers," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "We believe our solid performance illustrates a growing use of our applied communication technologies by enterprises within their workflow to improve their business processes."

    Revenue Detail

    Revenue from Conferencing solutions grew 30.3% to $90.1 million in the third quarter of 2007 compared to $69.1 million in the comparable prior year quarter. Revenue from legacy broadcast fax services totaled $18.6 million in the third quarter of 2007, a decline of $2.8 million as compared to $21.4 million in the third quarter of 2006.

    In the third quarter of 2007, revenue in the Company's reportable segments was as follows:

    -- North America grew 14.7% to $89.8 million, versus $78.3 million in the third quarter of 2006;

    -- Europe increased 9.2% to $24.4 million, versus $22.4 million in the third quarter of 2006, and;

    -- Asia Pacific grew 19.4% to $25.6 million, versus $21.5 million in the third quarter of 2006.

    Nine Month Results

    Revenues for the nine months ended September 30, 2007 increased 11.9% to $413.5 million, compared to $369.4 million in the nine months ended September 30, 2006. For the nine months ended September 30, 2007, operating income totaled $43.4 million, net income totaled $23.5 million, and diluted EPS totaled $0.36, compared to $40.0 million, $20.4 million and $0.29, respectively, in the nine months ended September 30, 2006.

    Financial Outlook

    The following statements are based on Premiere Global Services' current expectations as of October 18, 2007. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.

    The Company's revised financial outlook for 2007 is as follows:

    Revenues

    The Company anticipates revenue growth for the year will be above its prior forecast. The Company now projects revenues will increase greater than 11% in 2007 from 2006 totals.

    Earnings

    As a result of expected efficiencies from the Company's operating initiatives, earnings are projected to grow at a faster rate than revenues in 2007, when excluding restructuring costs from both 2006 and 2007.

    Cash Flows and Other

    Excluding restructuring costs from both 2006 and 2007, the Company projects cash provided by operating activities will grow greater than 20% in 2007 from 2006 totals.

    Capital expenditures are expected to be above historical levels due primarily to increased investment in capacity and investment in the re-engineering of the Company's service delivery organization. The Company projects capital expenditures will be approximately 9% of consolidated revenues in 2007.

    (a) To supplement the Company's consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: pro forma operating income, pro forma net income and pro forma diluted EPS. Management uses these measures internally as a means of analyzing the Company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Please see the tables attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 819-9193 (US & Canada) or (913) 981-4911
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at PremiereGlobal.com/IR. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.

    A replay will be available following the call at 8:00 p.m. Eastern tonight through midnight Eastern October 31, 2007, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 8418447. The Webcast of this call will be archived on the Company's Website at PremiereGlobal.com/IR.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global provider of on-demand business process improvement solutions that enable businesses to automate and simplify their business processes and to communicate more efficiently and effectively with their constituents.

    Our Premiere Global Communications Operating System offers hundreds of industry-specific business applications within the following solutions: Conferencing, Desktop Fax, Document Delivery, Accounts Receivable Management, Notifications & Reminders and eMarketing.

    Headquartered in Atlanta, Georgia, and with presence in 19 countries worldwide, Premiere Global delivers solutions to an established customer base of over 47,000 companies, including nearly 80% of the Fortune 500. Additional information can be found at PremiereGlobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited to the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
      (IN THOUSANDS, UNAUDITED, EXCEPT SHARE AND PER SHARE DATA)


                               Three Months Ended   Nine Months Ended
                                 September 30,        September 30,
                                 2007      2006      2007      2006
                              ---------- --------- --------- ---------

Revenues                       $139,845  $122,118  $413,490  $369,411
Operating expenses:
 Cost of revenues (exclusive
  of depreciation shown
  separately below)              57,428    49,571   168,106   147,171
 Selling and marketing           34,136    31,382   104,996    97,941
 General and administrative      15,928    15,442    49,798    44,021
 Research and development         3,625     3,118    10,404     8,768
 Depreciation                     7,239     6,208    21,554    17,973
 Amortization                     4,081     3,279    11,226     9,526
 Restructuring costs                  -       928     3,747     4,018
 Net legal settlements and
  related expenses                    -         -       284         -
                              ---------- --------- --------- ---------
  Total operating expenses      122,437   109,928   370,115   329,418
                              ---------- --------- --------- ---------

Operating income                 17,408    12,190    43,375    39,993
                              ---------- --------- --------- ---------

Other (Expense) Income:
 Interest expense                (4,253)   (2,548)   (9,159)   (6,454)
 Interest income                    202        74       443       305
 Other, net                         295      (228)      968      (197)
                              ---------- --------- --------- ---------
  Total other (expense) income   (3,756)   (2,702)   (7,748)   (6,346)
                              ---------- --------- --------- ---------

Income before income taxes       13,652     9,488    35,627    33,647
Income tax expense                4,884     2,771    12,078    13,264

                              ---------- --------- --------- ---------
Net Income                     $  8,768  $  6,717  $ 23,549  $ 20,383
                              ========== ========= ========= =========

BASIC WEIGHTED AVERAGE SHARES
 OUTSTANDING                     59,327    67,919    63,669    69,375
                              ========== ========= ========= =========

 Basic earnings per share from
  net income                   $   0.15  $   0.10  $   0.37  $   0.29
                              ========== ========= ========= =========

DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING              60,402    68,611    64,944    70,147
                              ========== ========= ========= =========

 Diluted earnings per share
  from net income              $   0.15  $   0.10  $   0.36  $   0.29
                              ========== ========= ========= =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
               SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
             (IN THOUSANDS, UNAUDITED, EXCEPT SHARE DATA)

                                           September 30, December 31,
                                                 2007         2006
                                           ------------- ------------

                  ASSETS
CURRENT ASSETS
 Cash and equivalents                         $  27,720    $  18,977
 Accounts receivable (less allowances of
   $5,145 and $7,551, respectively)              97,493       82,875
 Prepaid expenses and other current assets       11,548        7,742
 Deferred income taxes, net                       8,770       11,972
                                           ------------- ------------
  Total current assets                          145,531      121,566

PROPERTY AND EQUIPMENT, NET                     101,799       88,062

OTHER ASSETS
 Goodwill                                       317,094      295,185
 Intangibles, net of amortization                37,989       38,357
 Deferred income taxes, net                         556            -
 Other assets                                     5,382        6,145
                                           ------------- ------------
                                              $ 608,351    $ 549,315
                                           ============= ============

   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                             $  54,886    $  48,967
 Income taxes payable                             6,975          878
 Accrued taxes                                    7,436        6,011
 Accrued expenses                                34,393       28,697
 Current maturities of long-term debt and
  capital lease obligations                       1,560        2,044
 Accrued restructuring costs                      2,366        4,800
                                           ------------- ------------
  Total current liabilities                     107,616       91,397

LONG-TERM LIABILITIES
 Long-term debt and capital lease
  obligations                                   258,198      136,738
 Accrued restructuring costs                      1,773        2,339
 Accrued expenses                                 4,631        1,831
 Deferred income taxes, net                           -          719
                                           ------------- ------------
  Total long-term liabilities                   264,602      141,627

SHAREHOLDERS' EQUITY
 Common stock $0.01 par value; 150,000,000
  shares authorized,
    61,880,328 and 70,151,998 shares issued
     and outstanding at
    September 30, 2007 and December 31,
     2006, respectively                             619          702
 Additional paid-in capital                     552,966      663,232
 Note receivable, shareholder                    (2,090)      (2,004)
 Cumulative translation adjustment               10,094        2,088
 Accumulated deficit                           (325,456)    (347,727)
                                           ------------- ------------
  Total shareholders' equity                    236,133      316,291
                                           ------------- ------------
                                              $ 608,351    $ 549,315
                                           ============= ============







           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                      (IN THOUSANDS, UNAUDITED)

                                                   Nine Months Ended
                                                     September 30,

                                                     2007      2006
                                                  ---------- ---------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net
  income                                          $  23,549  $ 20,383
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                      21,554    17,973
   Amortization                                      11,226     9,526
   Amortization of deferred financing costs             385       366
   Net legal settlements and related expenses           284         -
   Payments for legal settlements and related
    expenses                                              -    (2,496)
   Deferred income taxes, net of effect of
    acquisitions                                        500       (74)
   Restructuring costs                                3,747     4,018
   Payments for restructuring costs                  (6,543)   (3,534)
   Payments for discontinued operations                (650)     (733)
   Equity-based compensation                          7,908     7,830
   Excess tax benefits from share-based payment
    arrangements                                      2,510         -
   Payments for state sales tax                        (480)   (1,204)
   Loss on disposal of assets                           146       278
   Changes in assets and liabilities, net of
    effect of acquisitions:
        Accounts receivable, net                    (11,343)   (5,260)
        Prepaid expenses and other current assets      (866)   (1,503)
        Accounts payable and accrued expenses        13,822    (4,477)
                                                  ---------- ---------
            Total adjustments                        42,200    20,710
                                                  ---------- ---------
            Net cash provided by operating
             activities                              65,749    41,093
                                                  ---------- ---------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                             (30,545)  (26,824)
   Business acquisitions, net of cash acquired      (20,958)  (43,291)
                                                  ---------- ---------
            Net cash used in investing activities   (51,503)  (70,115)
                                                  ---------- ---------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments under borrowing arrangements (254,934)  (63,098)
   Principal proceeds under borrowing arrangements  371,469   120,900
   Excess tax benefits from share-based payment
    arrangements                                     (2,510)        -
   Purchase of treasury stock, at cost             (127,177)  (29,566)
   Exercise of stock options                          7,249     2,168
                                                  ---------- ---------
            Net cash (used in) provided by
             financing activities                    (5,903)   30,404
                                                  ---------- ---------

 Effect of exchange rate changes on cash and
  equivalents                                           400       719

 NET INCREASE IN CASH AND EQUIVALENTS                 8,743     2,101
                                                  ---------- ---------
 CASH AND EQUIVALENTS, beginning of period        $  18,977  $ 20,508
                                                  ---------- ---------
 CASH AND EQUIVALENTS, end of period              $  27,720  $ 22,609
                                                  ========== =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
           (IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                       2007    2006      2007    2006
                                  ------------------ -----------------
Pro Forma Operating Income (1)
 Operating income, as reported       $17,408 $12,190   $43,375 $39,993
 Restructuring costs                       -     928     3,747   4,018
 Proxy-related costs                       -       -     2,900       -
 Equity-based compensation             2,554   2,726     7,908   7,829
 Amortization                          4,081   3,279    11,226   9,526
                                  ---------- ------- --------- -------
  Pro forma operating income         $24,043 $19,123   $69,156 $61,366
                                  ---------- ------- --------- -------

Pro Forma Net Income (1)
 Net income, as reported             $ 8,768 $ 6,717   $23,549 $20,383
 Elimination of one-time tax
  adjustments                              -       -      (615)  1,510
 Restructuring costs, net of
  taxes                                    -     614     2,409   2,589
 Proxy-related costs, net of
  taxes                                    -       -     1,865       -
 Equity-based compensation, net of
  taxes                                1,642   1,693     5,085   4,862
 Amortization, net of taxes            2,624   2,036     7,218   5,915
                                  ---------- ------- --------- -------
  Pro forma net income               $13,034 $11,060   $39,511 $35,259
                                  ---------- ------- --------- -------

Pro Forma Diluted EPS (1)
 Diluted EPS from net income, as
  reported                           $  0.15 $  0.10   $  0.36 $  0.29
 Elimination of one-time tax
  adjustments                              -       -     (0.01)   0.02
 Restructuring costs, net of
  taxes                                    -    0.01      0.04    0.04
 Proxy-related costs, net of
  taxes                                    -       -      0.03       -
 Equity-based compensation, net of
  taxes                                 0.03    0.02      0.08    0.07
 Amortization, net of taxes             0.04    0.03      0.11    0.08
                                  ---------- ------- --------- -------
  Pro forma diluted EPS from net
   income                            $  0.22 $  0.16   $  0.61 $  0.50
                                  ========== ======= ========= =======



(1) Management believes that pro forma operating income, pro forma net income and pro forma diluted EPS provide useful information regarding underlying trends in our operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents pro forma diluted EPS to exclude these items as well as non-recurring items that are unrelated to our ongoing operations, including one-time tax adjustments, restructuring costs and proxy-related costs.

    CONTACT: Premiere Global Services, Inc.
             Investor Calls
             Sean O'Brien, 404-262-8462
             Senior Vice President
             Strategic Planning & IR